SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K
                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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  Date of Report (Date of earliest event reported): June 28, 1996

                  Merry Land & Investment Company, Inc.
         (Exact name of registrant as specified in its charter)

                    Georgia                                 001-11081
(State or other jurisdiction of incorporation)      (Commission File Number)

                                58-0961876
                       (I.R.S. Employer I.D. Number)

    624 Ellis Street, Augusta, Georgia                           30901
(Address of principal executive offices)                      (Zip Code)

  Registrant's telephone number, including area code:  706/722-6756

                                    n/a
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       (Former name or former address, if changed since last report)
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Filed: July 15, 1996

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  ITEM 5.   OTHER EVENTS.

  $100MM LINE OF CREDIT. The Company has entered into a $100 million unsecured, revolving credit agreement (the "Credit Agreement") with the Company's primary commercial bank with an effective date of June 28, 1996. This renews the primary tranche of the Company's existing $160 million line of credit. The Company is negotiating an additional credit facility. The Credit Agreement provides the Company with a $100.0 million credit facility for its general corporate purposes. Loans will bear interest (at the Company's option) at either the Prime Rate or LIBOR plus 65 basis points. The Credit Agreement contains certain covenants consistent with the Company's other credit agreements, is for a term of 364 days and no amounts are currently outstanding thereunder.

  ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

            CREDIT AGREEMENT.   The Credit Agreement is attached hereto
                                as Exhibit 10.


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                   Signature Blocks on Following Page
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                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merry Land & Investment Company,
Inc.                (Registrant)


By:           /s/
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         Dorrie E. Green
      As Its Vice President